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Exhibit 5.1

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February 1, 2006

KFx Inc.
55 Madison Street, Suite 500
Denver, Colorado 80206

  RE:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for KFx Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of common stock, par value $0.001 per share ("Common Stock"). The Company has advised us that the Common Stock will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and Bylaws of the Company, each as amended to the date hereof; (ii) resolutions adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the Delaware General Corporation Law (the "DGCL"), a duly constituted and acting committee thereof, being referred to herein as the "Board"); (iii) the Registration Statement; and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

        As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

        In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws; (vii) one or more prospectus supplements will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable prospectus supplement; (ix) at the time of any offering or sale of any shares of Common Stock, that the Company will have at least such number of shares of Common Stock authorized, created and, if appropriate, reserved for issuance; and (x) a definitive purchase, underwriting or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

        Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that with respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such shares of Common Stock will be validly issued, fully paid and non-assessable.

        Our opinion expressed above is limited to the federal laws of the United States of America, the laws of the State of Colorado and the Delaware General Corporation Law. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the Delaware General Corporation Law are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statues and provisions.

        We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, the effect of judicial discretion and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration, whether considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption "Legal Matters." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ BERENBAUM, WIENSHIENK & EASON, P.C.
Berenbaum, Weinshienk & Eason, P.C.

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  Exhibit 5.1